UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 8, 2006 (August 8, 2006)

Radiologix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23311	75-2648089
(Commission File Number)	(IRS Employer Identification No.)

3600 JP Morgan Chase Tower 2200 Ross Avenue Dallas, Texas	75201-2776
(Address of Principal Executive Offices)	(Zip Code)

(214) 303-2776

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2006, Radiologix, Inc. (the “Company”) announced financial results for its second quarter ended June 30, 2006. A copy of the press release announcing the results is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The press release furnished as Exhibit 99.1 contains non-GAAP financial measures used as analytical indicators by the Company’s management and the healthcare industry to assess the Company’s business performance. These measures also serve in assessing leverage capacity and the ability to service debt. The Company believes this information is useful to investors and other interested parties. This information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included in the release.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished with this Form 8-K.

99.1 Press Release issued by the Company on August 8, 2006, relating to Radiologix, Inc.’s financial results for the second quarter ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIOLOGIX, INC.
Date: August 8, 2006

	By:	/s/ Michael N. Murdock
	Name:	Michael N. Murdock
	Title:	Senior Vice President, and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description of Exhibit
99.1	August 8, 2006 Press Release